EXHIBIT d.3

                                    AMENDMENT
                             TO AMENDED AND RESTATED
                        INVESTMENT AND ADVISORY AGREEMENT

                                    AMENDMENT
                                    ---------
                            TO AMENDED AND RESTATED
                            -----------------------
                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

         THIS AMENDMENT effective as of the 1st day of July, 2005 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002 (the "Agreement") by and between Phoenix Multi-Portfolio Fund, a Delaware statutory trust (the "Trust") and Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Adviser") as follows:

1. All references to the state of domicile of Phoenix Investment Counsel, Inc. shall hereafter refer to the Commonwealth of Massachusetts.

2. The name of the series Phoenix-Aberdeen International Fund has been changed to Phoenix International Strategies Fund.

3. The name of the series Phoenix-Goodwin Emerging Markets Bond Fund has been changed to Phoenix Emerging Markets Bond Fund.

4. The name of the series Phoenix-Goodwin Tax-Exempt Bond Fund has been changed to Phoenix Tax-Exempt Bond Fund.

5. All references to the series Phoenix-Seneca Tax Sensitive Growth Fund are hereby deleted.

6. Schedule A to the Agreement is hereby deleted in its entirety and Schedule A attached hereto substituted in its place.

7. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

8. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

                                       PHOENIX INVESTMENT COUNSEL, INC.


                                       By: John H. Beers
                                           -------------------------------
                                       Name:  John H. Beers
                                       Title: Vice President and Clerk

                                       PHOENIX MULTI-PORTFOLIO FUND


                                       By: Francis G. Waltman
                                           -------------------------------
                                       Name:  Francis G. Waltman
                                       Title: Senior Vice President


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                                   SCHEDULE A

                         SERIES                                   INVESTMENT ADVISORY FEE
                         ------                                   -----------------------

                                                    $1st Billion        $1 + Billion        $2+ Billion
                                                                         through $2
                                                                           Billion

Phoenix Emerging Markets Bond Fund                     0.75%                0.70%              0.65%
Phoenix International Strategies Fund                  0.85%                0.80%              0.75%
Phoenix Tax-Exempt Bond Fund                           0.45%                0.40%              0.35%

The parties to this Agreement hereby acknowledge the following fund name changes: Phoenix Emerging Markets Bond Fund (f/k/a Phoenix-Goodwin Emerging Markets Bond Fund), Phoenix International Strategies Fund (f/k/a
Phoenix-Aberdeen International Fund) and Phoenix Tax-Exempt Bond Fund (f/k/a Phoenix-Goodwin Tax-Exempt Bond Fund).